UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 7, 2019

ESSEX PROPERTY TRUST, INC.
ESSEX PORTFOLIO, L.P.
(Exact Name of Registrant as Specified in Its Charter)

001-13106 (Essex Property Trust, Inc.)
333-44467-01 (Essex Portfolio, L.P.)
(Commission File Number)

Maryland (Essex Property Trust, Inc.)	77-0369576 (Essex Property Trust, Inc.)
California (Essex Portfolio, L.P.)	77-0369575 (Essex Portfolio, L.P.)

(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

1100 Park Place, Suite 200
San Mateo, CA 94403
 (Address of principal executive offices, including zip code)

(650) 655-7800
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value (Essex Property Trust, Inc.)	ESS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Essex Property Trust, Inc.	Emerging growth company	☐
Essex Portfolio, L.P.	Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On October 9, 2019, Essex Portfolio, L.P. (the “Operating Partnership”), the operating partnership of Essex Property Trust, Inc. (the “Company”), issued $150.0 million aggregate principal amount of its 3.000% Senior Notes due 2030 (the “Notes”).

The Notes were issued as additional notes under the indenture, dated August 7, 2019 (the “Indenture”), among the Operating Partnership, as issuer, the Company, as guarantor, and U.S. Bank National Association, as trustee, under which the Operating Partnership previously issued $400.0 million aggregate principal amount of its 3.000% Senior Notes due 2030 on August 7, 2019 (the “Initial Notes”). The Notes have substantially identical terms as the Initial Notes, will be treated as a single series of securities with the Initial Notes under the Indenture and have the same CUSIP number as the Initial Notes. Holders of the Notes and the Initial Notes will vote as one class under the Indenture.

The Operating Partnership offered the Notes at 101.685% of the principal amount thereof. The net proceeds from the issuance of the Notes will be approximately $151.4 million, after deducting the underwriting discount and estimated offering expenses. The Operating Partnership intends to use the net proceeds of this offering to repay upcoming debt maturities, including the prepayment of approximately $122.0 million of secured mortgage notes payable, which have an effective interest rate of 6.6% and mature in August 2020 and January 2021, to repay indebtedness under the Operating Partnership’s $1.2 billion unsecured line of credit facility and the Operating Partnership’s $35.0 million unsecured working capital line of credit facility, and for other general corporate and working capital purposes.

The Notes are general unsecured senior obligations of the Operating Partnership and will rank equally in right of payment with all other senior unsecured obligations of the Operating Partnership. However, the Notes are effectively subordinated in right of payment to all of the Operating Partnership’s existing and future secured indebtedness (to the extent of the value of the collateral securing such indebtedness) and to all existing and future secured and unsecured liabilities and preferred equity of the Operating Partnership’s subsidiaries, including guarantees by the Operating Partnership’s subsidiaries of the Operating Partnership’s other indebtedness. The Notes bear interest at 3.000% per annum. Interest is payable semi-annually in arrears on January 15 and July 15 of each year, commencing January 15, 2020, until the maturity date of January 15, 2030. The Operating Partnership’s obligations under the Notes are fully and unconditionally guaranteed by the Company.

Prior to October 15, 2029, the Notes will be redeemable in whole at any time or in part from time to time, at the Operating Partnership’s option and in its sole discretion, at a redemption price equal to the greater of:

•	100% of the principal amount of the Notes being redeemed; or

•
the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed that would be due if such Notes matured on October 15, 2029 but for the redemption (not including any portion of such payments of interest accrued as of the redemption date) discounted to the redemption date on a semi-annual basis at the Adjusted Treasury Rate (as defined in the Indenture) plus 20 basis points, plus, in each case, accrued and unpaid interest thereon to, but excluding, the applicable redemption date; however, if a redemption date falls after a record date and on or prior to the corresponding interest payment date, the Operating Partnership will pay the full amount of accrued and unpaid interest and premium, if any, due on such interest payment date to the holder of record at the close of business on the corresponding record date.

Notwithstanding the foregoing, if the Notes are redeemed on or after October 15, 2029, the redemption price will be equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest thereon to, but excluding, the redemption date.

The Indenture contains various restrictive covenants, including limitations on the Operating Partnership’s ability to consummate a merger, consolidation or sale of all or substantially all of its assets and limitations on its ability to incur additional secured and unsecured indebtedness.

Certain events are considered events of default, which may result in the accelerated maturity of the Notes, including:

•	default for 30 days in the payment of any installment of interest under the Notes;

•	default in the payment of the principal amount or redemption price due with respect to the Notes, when the same becomes due and payable;

•
the failure by the Operating Partnership or the Company to comply with any of its other agreements contained in the Notes or the Indenture upon receipt by it of notice of such default by the trustee or by holders of not less than 25% in aggregate principal amount of the Notes then outstanding and the failure by the Operating Partnership or the Company to cure (or obtain a waiver of) such default within 60 days after it receives such notice;

•
failure to pay any recourse indebtedness for money borrowed or guaranteed by the Operating Partnership or the Company in an outstanding principal amount in excess of $50.0 million at final maturity or upon acceleration after the expiration of any applicable grace period, which indebtedness is not discharged, or such default in payment or acceleration is not cured or rescinded, within 30 days after written notice to the Operating Partnership from the trustee (or to the Operating Partnership and the trustee from holders of at least 25% in principal amount of the outstanding notes); or

•
certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of the Operating Partnership, the Company or any subsidiary in which the Operating Partnership has invested at least $50.0 million in capital or any substantial part of their respective property.

The foregoing description of the Indenture does not purport to be complete and is qualified in its entirety by the full text of the Indenture, including the form of the Notes and guarantee of the Notes by the Company, which is attached as Exhibit 4.1 to the Current Report on Form 8-K filed jointly by the Operating Partnership and the Company on August 7, 2019.

Item 8.01 Other Events.

On October 7, 2019, the Company and the Operating Partnership entered into an underwriting agreement (the “Underwriting Agreement”) with Wells Fargo Securities, LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC and U.S. Bancorp Investments, Inc., as representatives of the several underwriters named therein (the “Underwriters”), in connection with the public offering by the Operating Partnership of $150.0 million aggregate principal amount of the Notes. The Notes were offered as additional notes under an indenture pursuant to which the Operating Partnership previously issued $400.0 million aggregate principal amount of the Initial Notes. The Notes have substantially identical terms as the Initial Notes, will be treated as a single series of securities with the Initial Notes under the Indenture and have the same CUSIP number as the Initial Notes. The Operating Partnership’s obligations under the Notes are fully and unconditionally guaranteed by the Company. The press release announcing the pricing of the Notes is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Neither the press release nor this Current Report on Form 8-K constitutes an offer to sell or the solicitation of an offer to buy any securities nor will there be any sale of these securities in any jurisdiction in which, or to any person to whom, such offer, solicitation or sale would be unlawful.

The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by the full text of the Underwriting Agreement, which is being filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1
Underwriting Agreement, dated October 7, 2019, among Essex Portfolio, L.P., Essex Property Trust, Inc., and Wells Fargo Securities, LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC and U.S. Bancorp Investments, Inc., as representatives of the Underwriters.

4.1
Indenture, dated August 7, 2019, among Essex Portfolio, L.P., Essex Property Trust, Inc., and U.S. Bank National Association, as trustee, including the form of 3.000% Senior Notes due 2030 and the guarantee thereof (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed jointly by Essex Portfolio, L.P. and Essex Property Trust, Inc. on August 7, 2019).

5.1	Opinion of Latham & Watkins LLP.

5.2	Opinion of Venable LLP.

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

23.2	Consent of Venable LLP (included in Exhibit 5.2).

99.1	Press release issued by Essex Property Trust, Inc. on October 7, 2019.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrants have duly caused this report to be signed on their behalf by the undersigned, hereunto duly authorized.

Date: October 9, 2019	ESSEX PROPERTY TRUST, INC.

/s/ Angela L. Kleiman
	Name:	Angela L. Kleiman
	Title:	Executive Vice President and Chief Financial Officer

ESSEX PORTFOLIO, L.P.

	By:	Essex Property Trust, Inc.
	Its:	General Partner

/s/ Angela L. Kleiman
	Name:	Angela L. Kleiman
	Title:	Executive Vice President and Chief Financial Officer